Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2026 (which includes an explanatory paragraph relating to NeurAxis, Inc.’s ability to continue as a going concern) relating to the financial statements of NeurAxis, Inc. as of and for the years ended December 31, 2025 and 2024. We also consent to the reference to our firm under the caption “Experts.”

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 30, 2026